Exhibit 99.2

NorthStrive Biosciences Announces Initiation of Phase II of Collaboration to Develop AI Powered Therapies for Obesity and Cardiometabolic Diseases

●	Northstrive Biosciences and Yuva Biosciences previously announced a collaboration leveraging MitoNova™, YuvaBio’s proprietary mitochondrial science-focused artificial intelligence platform, to discover and develop novel pharmaceutical treatments for obesity, type 2 diabetes and other cardiometabolic conditions.

●	Phase II of this collaboration involves compiling a selection of small molecule candidates that promote mitochondrial health in obesity and cardiac diseases.

NEWPORT BEACH, Calif., June 17, 2025 (GLOBE NEWSWIRE) -- Northstrive Biosciences Inc. (“Northstrive”), a subsidiary of PMGC Holdings Inc. (NASDAQ: ELAB) (the “Company,” “PMGC,” “we,” or “our”), today announced the initiation of Phase II of the AI Development Program with strategic partner Yuva Biosciences, Inc. (“YuvaBio”). As part of the Phase II objective, both companies will collaborate to leverage MitoNova™, YuvaBio’s AI mitochondrial science-focused artificial intelligence platform, to compile a selection of small molecule candidates that promote mitochondrial health in obesity and cardiac diseases.

YuvaBio will use MitoNova™ to virtually screen a large-scale library of diverse, drug-like small molecules and predict which candidates are most likely to promote mitochondrial health. YuvaBio will then analyze results of this screen, including chemical and bioactivity properties, to highlight opportunities for biological validation. Then, YuvaBio will compile an initial list of synthetic compounds for muscle preservation and metabolic health.

About Northstrive Biosciences Inc.

Northstrive Biosciences Inc., a PMGC Holdings Inc. company, is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines. Northstrive Biosciences’ lead asset, EL-22, leverages an engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. For more information, please visit www.northstrivebio.com.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. Currently, our portfolio consists of three wholly owned subsidiaries: Northstrive Biosciences Inc., PMGC Research Inc., and PMGC Capital LLC. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC Holdings’ filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact:

IR@pmgcholdings.com